                                     BY-LAWS

                                       OF

                              VAD INTERNATIONAL, INC.

                                _________________


                                   ARTICLE 1

                                 STOCKHOLDERS




     1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, all other signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed. The Board of Directors, in its sole discretion and as a condition precedent to the issuance thereof, may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

     2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a shareholder except as therein provided.

Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

     3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote and any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Maryland General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.

     6. STOCKHOLDERS MEETINGS.

     -TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting. A special meeting shall be held on the date and at the time as shall be designated from time to time by the directors and stated in the notice of the meeting.


     -PLACE. Annual meetings and special meeting shall be held at such place, within or without the State of Maryland, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meetings shall be held at the registered office of the corporation in the State of Maryland.

     -CALL. Annual meetings may be called by the directors. Special meetings may be called by the President, the directors or by any officer instructed by the directors to call the meeting.

     -NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purposes or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited in the United State mail, postage prepaid. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     -STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote any meeting of stockholders.

     -CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

       - PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

       - INSPECTORS AND JUDGES. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

       - QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business, except as provided by statute or in the certificate of incorporation.

     If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       - VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder. In the election of directors, a majority of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Maryland General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the Maryland General Corporation Law.

          7. STOCKHOLDER ACTION WITHOUT MEETINGS. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken and the writing or writings are filed with the minutes of proceedings of the stockholders of the corporation.

                                  ARTICLE II

                                  DIRECTORS

     1. FUNCTIONS AND DEFINITION. The business of the corporation shall be managed by the Board of Directors of the corporation. The use of the phrase "whole Board" herein refers to the number of directors which the corporation would have if there were no vacancies.

     2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age and need not be a stockholder, a citizen of the United States, or of the State of Maryland. The initial Board of Directors shall consist of seven (7) persons, which is the number set forth in the Articles of Incorporation. The number of directors constituting the whole Board may be increased or decreased from time to time by action of the Board of Directors or by stockholders at the annual meeting.

     3. ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon prior written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal.

     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     4.  MEETINGS.

           - TIME. The Board of Directors may hold meetings, both regular and special, at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

           - PLACE. Meetings shall be held at such place within or without the State of Maryland as shall be fixed by the Board or may be held by telephone.

           - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or a Vice President, or of a majority of the directors in office.

           - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

           - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except where the Maryland General Corporation Law may require a greater number, the act of the Board shall be the act by the affirmative vote of a majority of the directors present at a meeting, a quorum being present.

           - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairman or the President, if any and if present and acting, or any other director chosen by the Board, shall preside.

     5. REMOVAL OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or By-Laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at a meeting called for such purpose.

     6. ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     7. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to declare dividends or distributions on stock, issue stock other than as provided in subsection (b) of Section 2-41 1 of the Maryland General Corporation Law, recommended to the stockholders any action which requires stockholder approval, amend the By-Laws or approve any merger or share exchange which does not require stockholder approval. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

    8. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                 ARTICLE III

                                  OFFICERS

    1. ELECTIONS; NUMBER; QUALIFICATIONS. The officers of the corporation shall be elected by the Board of Directors, and may include a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and such other officers as the Board of Directors shall choose. The Board of Directors may, by resolution, create, increase, reduce or eliminate the number of offices to be filled by vice presidents, assistant vice presidents, assistant secretaries or assistant treasurers. The Board of Directors may choose such other officers and appoint such agents as it shall deem necessary who shall hold office for such terms and shall exercise such powers and perform such duties as the Board shall determine. Any two or more offices may be held by the same individual, except that no person may hold the offices of President and Vice President at the same time.

    2. ELECTION AND TERMINATION. The officers of the corporation shall be chosen by the Board of Directors at the annual meeting of the Board following the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

    3. SALARIES. The salaries of all corporate officers and agents shall be fixed from time to time as may be authorized by the Board of Directors. No officer shall be prevented from receiving such salary by reason of being a director.

    4. (a) CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall have been elected, shall preside at all meetings of the directors and committees of directors at which he is present. He shall perform such other duties as may be designated by the Board of Directors.

        (b) VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one shall have been elected, shall be the Chief Executive Officer of the corporation and shall be responsible for the overall supervision of the affairs of the corporation.

        (c) PRESIDENT. The President shall be the chief operating officer of the corporation and shall, in general, supervise, manage and control all of the day-to-day business and affairs of the corporation. He shall report to the Vice Chairman of the Board. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, any deeds, bonds, mortgages, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these By-Laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall perform such other duties as usually pertain to the office or may be designated by the Board of Directors.

       (d) VICE PRESIDENT. Any Vice President shall perform such duties as from time to time may be assigned to him by the Board of Directors or the President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

       (e) THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders and directors in the minute book of the corporation. He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed. He shall have charge and custody of the seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when as affixed, it may be attested by his signature.

     (f) THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, and shall render a report and account of the transactions of the corporation and of the financial condition of the corporation whenever so required by the Board of Directors.

  5. RESIGNATIONS: REMOVAL, FILLING OF VACANCIES. Any officer may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Boards or President or the Secretary of the corporation. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer. Any officer may be removed at any time, either for or without cause, by action of the Board of Directors. Any vacancy in any office may be filled at any time by action of the Board of Directors.

  6. BONDING. Except as otherwise provided in the certificate of incorporation or the By-Laws, none of the officers, assistant officers or other employees, agents or representatives of the corporation shall be required to give bond unless the Board of Directors shall in its discretion require any such bond or bonds. Any bond so required shall be payable to the corporation in such amount and with such conditions and security as the Board of Directors may require.

                                  ARTICLE IV

                   INSTRUMENTS, DEPOSITS, CHECKS, PROXIES

  1. EXECUTION OF INSTRUMENTS. The Chairman of Vice Chairman may enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, subject to the control of the Board of Directors. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authorization may be general or confined to specific instances.

  2. DEPOSITS. Funds of the corporation may be deposited from time to time to the credit of the corporation with such depositories as may be select by the Board of Directors or by any committee, officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board of Directors.

  3. CHECKS, DRAFTS, ETC. All checks, bills of exchange and other orders for payment of money, promissory notes, acceptances or other evidences of indebtedness are to be signed by such officer or officers, employee or employees, agent or agents of the corporation, and in such manner, as are authorized by resolution of the Board of Directors, or are authorized by any committee, officer or officers, employee or employees, of the corporation to whom such power is delegated from time to time by the Board of Directors.
To the extent authorized by the Board of Directors such signature or signatures may be facsimiles.

  4. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of Vice Chairman or any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE V

                                   DIVIDENDS

  1. DECLARATION. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

  2. RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity pursuant to the applicable provisions of the Maryland General Corporation Law.

     It is the intention of this Article that the corporation indemnify directors and officers to the fullest extent permitted by law. The foregoing right of indemnification shall not be exclusive of other rights to which such director or officer may be entitled as a matter of law or otherwise.

     Expenses incurred and amounts paid in settlement with respect to any action, suit or proceeding of the character described above may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer, in form and substance satisfactory to the corporation, to repay such amounts so advanced as shall not ultimately be determined to be payable to him under this Article.

                                  ARTICLE VII

                                 MISCELLANEOUS

     1. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

     2. AMENDMENT OF BY-LAWS. The By-Laws may be altered, amended or repealed from time to time, and new By-Laws may be made and adopted by action of the stockholders or by action of the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors (if notice of such alteration, amendment, repeal or adopting of new By-Laws be contained in the notice of such special meeting).

     3. SEAL. The corporation seal shall be a flat-faced circular die and shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Maryland."